 EXHIBIT 99.1

EXHIBIT 99.1

News Release

Media Contact: Jennifer Kaminski

Vice President | Public Relations Senior Manager

920-491-7576 | Jennifer.Kaminski@AssociatedBank.com

Investor Contact: Ben McCarville
Vice President | Director of Investor Relations
920-491-7059 | Ben.McCarville@AssociatedBank.com

Associated Banc-Corp announces executive leadership appointments

Derek Meyer will join Associated on August 1st as Chief Financial Officer

Bryan Carson will join Associated on July 18th as Chief Product and Marketing Officer

GREEN BAY, Wis., June 15, 2022 – Associated Banc-Corp (NYSE: ASB) (“Associated”) today announced two key appointments to its executive leadership team. Derek Meyer, 55, will join Associated as the Company’s next Chief Financial Officer, effective August 1, 2022. He will succeed Christopher J. Del Moral-Niles, who announced his planned retirement from Associated earlier this year. In addition, Bryan Carson, 52, will assume the role of Chief Product and Marketing Officer, effective July 18, 2022.

Andrew Harmening, President and Chief Executive Officer, said, “Today’s appointments are important steps in supporting our current growth strategy and will drive Associated forward on our path of value creation. Adding Derek and Bryan to our team will further bolster our ability to generate deposits and create liquidity, while helping us execute our multi-year digital transformation.”

Finance

Meyer brings over 30 years’ experience in banking including 21 years in finance and 12 years in retail and commercial roles. Most recently he served as Corporate Treasurer of Huntington Bank. During his 22-year tenure at Huntington, Meyer held various senior leadership roles and was responsible for crucial finance functions, including treasury, financial planning and analysis, stress testing, mergers and acquisition due diligence, regulatory matters and process and controls implementation. He was also instrumental in driving the bank’s financial strategy, expanding revenue and positively impacting margins.

Harmening said, “Derek is a strategic financial leader with superb business acumen and a passion for team building. His superior track record of achievement across financial functions and deep understanding of the banking industry will be invaluable to our organization.”

“I am honored to be appointed CFO at a time of significant opportunity for Associated,” Meyer said. “I look forward to working with Andy, the executive leadership team, and the bank’s talented finance team to help the Company execute its strategic and financial priorities focused on value-added growth, investments and commitments to all stakeholders.”

Product and Marketing

Carson brings 30 years of experience in marketing, product development, pricing, analytics, and distribution within the financial services industry. Most recently he served as EVP of Deposit Products, Customer Segmentation, and Branch & ATM Distribution at Huntington Bank. Prior to that, he served as the bank’s Chief Marketing Officer and SVP of Deposit Products & Pricing. Carson also held senior roles at JPMorgan Chase as Marketing Director and MBNA Corporation as Marketing, Product, and Analytics Department Manager.

Harmening continued, “Bryan will lead our product development, marketing and customer experience and insights teams. His leadership and oversight of the Company’s commercial, consumer, and digital product strategies will help drive our digital transformation initiatives, identifying new pathways for deposit and liquidity generation. We are confident he will help us deploy innovative solutions and deliver a best-in-class service experience to our customers.”

“I am excited to join Associated, a premier financial brand in the Midwest markets and beyond, with an innovative platform and incredible culture of customer service,” Carson said. “I look forward to working with the team to drive product and marketing programs to support the Company’s growth and evolution to a digital-focused banking leader."

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) has total assets of $35 billion and is Wisconsin's largest bank holding company. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD-LOOKING STATEMENTS

Statements made in this press release which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “target,” “outlook,” “project,” “guidance,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.